                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report(Date of earliest event reported): January 7, 1997

                             The Vincam Group, Inc.
           ------------------------------------------------------
           (Exact name of Registrant as specified in its charter)


             Florida                                  59-2462823
-----------------------------------     --------------------------------------
(State  or  other  jurisdiction  of     (I.R.S.  Employer Identification  No.)
  incorporation  or  organization)

2850  Douglas Road, Coral Gables, Florida                               33134
-------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip code)

                                 (305) 460-2350
               ---------------------------------------------------
               (Registrant's telephone number including area code)

                                 Not applicable
         --------------------------------------------------------------
         (Former name and former address, if changed since last report)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

      (a) Financial Statements

The following audited financial statements of Staff Administrators, Inc. are filed with this amendment to this Current Report on Form 8-K:

                                                                          Page
                                                                         Number
                                                                        --------

     Independent Auditors' Report ........................................F- 1

     Consolidated Balance Sheets at December 31, 1995 and 1996 ...........F- 2

     Consolidated Statements of Operations for the years ended
      December 31, 1994, 1995 and 1996 ...................................F- 3

     Consolidated Statements of Changes in Stockholders' Deficit
      for the years ended December 31, 1994, 1995 and 1996 ...............F- 4

     Consolidated Statements of Cash Flows for the years ended
      December 31, 1994, 1995 and 1996 ...................................F- 5

     Notes to Consolidated Financial Statements ..........................F- 6


      (b) Pro Forma Financial Information

The following unaudited pooled combined pro forma financial information of The Vincam Group, Inc. and Staff Administrators, Inc. is filed with this amendment to this Current Report on Form 8-K:

                                                                          Page
                                                                         Number
                                                                        --------

     Pooled Combined Pro Forma Financial Information .....................F-12

     Pooled Combined Pro Forma Balance Sheet at December 31, 1996 ........F-13

     Pooled Combined Pro Forma Statement of Income for the year ended December 31, 1996 ............................................F-14

     Pooled Combined Pro Forma Statement of Income for the year ended December 31, 1995 ............................................F-15

     Pooled Combined Pro Forma Statement of Income for the year ended December 31, 1994 ............................................F-16

     Notes to Pooled Combined Pro Forma Financial Information ............F-17


      (c) Exhibits

     Exhibit
       No.
    ---------

       23      Consent of Ehrhardt Keefe Steiner & Hottman PC

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 THE VINCAM GROUP, INC.
                                                 --------------------------
                                                 Registrant

Dated:  March 14, 1997                        By:/s/ STEPHEN L. WAECHTER
                                                 --------------------------
                                                 Stephen L. Waechter
                                                 Chief Financial Officer

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
Staff Administrators, Inc. and Subsidiaries
Denver, Colorado


We have audited the accompanying consolidated balance sheets of Staff Administrators, Inc. and Subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of operations, changes in stockholders' deficit, and cash flows for each of the three years in the period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Staff Administrators, Inc. and Subsidiaries as of December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.


/s/ EHRHARDT KEEFE STEINER & HOTTMAN PC
---------------------------------------
Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado
January 31, 1997

                   STAFF ADMINISTRATORS, INC. AND SUBSIDIARIES
                          Consolidated Balance Sheets


                                                             DECEMBER 31,
                                                     ---------------------------
                                                         1995           1996
                                                     ------------   ------------
          Assets
Current assets:
    Cash and cash equivalents ...................... $   257,298    $   352,740
    Investments ....................................     639,232        149,626
    Restricted cash (Note 2) .......................   1,226,915      1,017,877
    Accounts receivable, less allowance for
     doubtful accounts of $0 and $100,000
     in 1995 and 1996, respectively ................   1,279,820      2,288,404
    Due from affiliates (Note 9) ...................      86,228        126,362
    Deferred tax asset (Note 5) ....................     665,899        904,000
    Prepaid expenses and other current assets ......     111,148         43,993
                                                     ------------   ------------
        Total current assets .......................   4,266,540      4,883,002

Property and equipment - net (Note 3) ..............     179,952        248,185
Deferred tax asset - long-term (Note 5) ............     243,149        523,235
Other assets .......................................     101,930         69,295
                                                     ------------   ------------
Total assets ....................................... $ 4,791,571    $ 5,723,717
                                                     ============   ============
          Liabilities and Stockholders' Deficit

Current liabilities:
    Accounts payable and accrued expenses .......... $ 1,554,543    $ 1,549,918
    Accrued salaries, wages and payroll taxes ......   1,436,195      2,424,395
    Reserve for claims .............................   1,425,727      1,775,385
    Income taxes payable (Note 5) ..................     496,500        354,150
    Current portion of long-term borrowings (Note 4)     106,759         39,163
                                                     ------------   ------------
        Total current liabilities ..................   5,019,724      6,143,011

Long-term borrowings, less current portion (Note 4).     142,638         16,326
Reserve for claims .................................     545,823      1,374,188
                                                     ------------   ------------
        Total liabilities ..........................   5,708,185      7,533,525
                                                     ------------   ------------

Commitments and contingencies (Notes 2, 6, 7, and 9)

Stockholders'  deficit  (Note 10)
    Common  stock,  no par value; 10,000 shares
     authorized, 200 shares issued and
     outstanding in 1995 and 1996 .... .............         200            200
    Accumulated deficit ............................    (916,814)    (1,810,008)
                                                     ------------   ------------
        Total stockholders' deficit ................    (916,614)    (1,809,808)
                                                     ------------   ------------
Total liabilities and stockholders' deficit ........ $ 4,791,571    $ 5,723,717
                                                     ============   ============

The accompanying notes are an integral part of these consolidated financial statements.

                   STAFF ADMINISTRATORS, INC. AND SUBSIDIARIES
                      Consolidated Statements of Operations


                                                                      YEAR ENDED DECEMBER 31,
                                                          -------------------------------------------
                                                              1994           1995           1996
                                                          -------------  -------------  -------------
     Revenues .........................................   $ 33,310,475   $ 55,824,216    $ 77,975,919
                                                          -------------  -------------    ------------
     Direct costs:
         Salaries, wages and employment taxes
          of worksite employees .......................     29,288,492     49,707,987      70,464,960
         Health care and workers' compensation ........      1,864,096      2,991,211       3,952,049
         State unemployment taxes and other ...........        316,903        410,574         346,727
                                                          -------------  -------------    ------------
             Total direct costs .......................     31,469,491     53,109,772      74,763,736
                                                          -------------  -------------    ------------
     Gross profit .....................................      1,840,984      2,714,444       3,212,183
                                                          -------------  -------------    ------------
     Operating expenses
         Administrative personnel .....................        665,094      1,303,912       1,461,023
         Sales and marketing ..........................        274,302        717,229       1,163,341
         Other general and administrative .............        814,540      1,523,289       1,919,920
         Provision for doubtful accounts ..............           --           24,090         100,000
         Depreciation and amortization ................         13,066         37,241          57,942
                                                          -------------  -------------    ------------
             Total operating expenses .................      1,767,002      3,605,761       4,702,226
                                                          -------------  -------------    ------------
     Operating income (loss) ..........................         73,982       (891,317)     (1,490,043)

     Interest income, net .............................         19,936        104,463          78,662
                                                          -------------  -------------    ------------
     Income (loss) before taxes .......................         93,918       (786,854)     (1,411,381)

     (Provision for) benefit from income taxes (Note 5)        (39,832)       229,806         518,187
                                                          -------------  -------------    ------------
     Net income (loss) ................................   $     54,086   $   (557,048)   $   (893,194)
                                                          =============  =============    ============

The accompanying notes are an integral part of these consolidated financial statements.

                   STAFF ADMINISTRATORS, INC. AND SUBSIDIARIES
           Consolidated Statements of Changes in Stockholders' Deficit
                  Year Ended December 31, 1994, 1995, and 1996

                                                                 Common Stock
                                                            -------------------------  Accumulated
                                                              Shares        Amount       Deficit          Total
                                                            -----------  ------------  ------------   ------------
     Balance at January 1, 1994 ........................           200   $       200   $  (405,747)   $  (405,547)

     Purchase of business ..............................          --            --          (8,105)        (8,105)

     Net income ........................................          --            --          54,086         54,086
                                                            -----------  ------------  ------------    -----------
     Balance at December 31, 1994 ......................           200           200      (359,766)      (359,566)

     Net loss ..........................................          --            --        (557,048)      (557,048)
                                                            -----------  ------------  ------------    -----------
     Balance at December 31, 1995 ......................           200           200      (916,814)      (916,614)

     Net loss ..........................................          --            --        (893,194)      (893,194)
                                                            -----------  ------------  ------------    -----------
     Balance at December 31, 1996 ......................           200   $       200   $(1,810,008)   $(1,809,808)
                                                            ===========  ============  ============    ===========

The accompanying notes are an integral part of these consolidated financial statements.

                   STAFF ADMINISTRATORS, INC. AND SUBSIDIARIES
                      Consolidated Statements of Cash Flows


                                                                     YEAR ENDED DECEMBER 31,
                                                            ------------------------------------------
                                                               1994           1995            1996
                                                            -----------    -----------     -----------
Cash flows from operating activities:
Net income (loss) ......................................    $   54,086     $ (557,048)     $ (893,194)
 Adjustments to reconcile net income
  (loss) to net cash provided by (used in)
   operating activities:
    Depreciation and amortization ......................        13,066         37,241          57,942
    Deferred income taxes benefit ......................      (136,657)      (553,622)       (518,187)
    Issuance of note payable for expenses ..............       158,348         49,299            --
    Changes in operating assets and liabilities:
      Restricted cash ..................................      (645,830)      (581,085)        209,038
      Accounts receivable ..............................      (618,828)      (371,228)     (1,008,584)
      Due from affiliates ..............................          --          (17,789)        (40,134)
      Prepaid expenses and other assets ................       (56,550)      (121,528)         99,790
      Accounts payable and other accrued expenses ......       812,362      1,137,931         841,225
      Reserve for claims ...............................       764,371      1,207,179       1,178,023
                                                            -----------    -----------     -----------
Net cash provided by (used in) operating activities ....       344,368        229,350         (74,081)
                                                            -----------    -----------     -----------
Cash flows from investing activities:
  Investments ..........................................      (271,166)      (165,486)        489,606
  Purchases of equipment ...............................       (60,947)       (97,966)       (137,054)
  Proceeds from sale of equipment ......................          --             --            10,879
  Investment in acquired company .......................        (8,105)          --              --
                                                            -----------    -----------     -----------
Net cash (used in) provided by investing activities ....      (340,218)      (263,452)        363,431
                                                            -----------    -----------     -----------
Cash flows from financing activities:
  Principal payments on borrowings .....................       (32,750)       (33,000)       (193,908)
                                                            -----------    -----------     -----------
Net cash used in financing activities ..................       (32,750)       (33,000)       (193,908)
                                                            -----------    -----------     -----------
Net (decrease) increase in cash and cash equivalents ...       (28,600)       (67,102)         95,442
Cash and cash equivalents at beginning of year .........       353,000        324,400         257,298
                                                            -----------    -----------     -----------
Cash and cash equivalents at end of year ...............    $  324,400     $  257,298      $  352,740
                                                            ===========    ===========     ===========
Supplemental  disclosures  of cash flow  information:
Cash paid during the year for:

     Interest ..........................................    $      175     $        0      $    2,443
                                                            ===========    ===========     ===========
     Income  taxes .....................................    $        0     $    3,010      $  134,074
                                                            ===========    ===========     ===========

The accompanying notes are an integral part of these consolidated financial statements.

                   STAFF ADMINISTRATORS, INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Staff Administrators, Inc. and Subsidiaries (the "Company") was incorporated in 1991 as a Colorado corporation and is a Professional Employer Organization ("PEO") that provides a comprehensive personnel management system which encompasses a broad range of services, including benefits and payroll administration, medical and workers' compensation programs, tax filings, personnel records management, liability management, and other human resource services. The Company operates primarily in the state of Colorado with an office also located in California.

Principles of Consolidation
---------------------------
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Staff Administrators of Colorado, Inc. and Staff Administrators of California, Inc. (formed in 1995) and a 51% owned subsidiary, Staff Administrators of Western Colorado, Inc. (acquired in 1994). All significant intercompany transactions have been eliminated.

Minority Interest
-----------------
The Company has absorbed the entire losses of Staff Administrators of Western Colorado, Inc. for the period ended December 31, 1994 and the years ended December 31, 1995 and 1996, as the aggregate losses are in excess of the minority interest investment.

Cash and Cash Equivalents
-------------------------
Cash and cash equivalents include bank deposits and short-term investments with original maturities of three months or less.

Investments
-----------
The Company's investments consist of debt securities issued by U.S. government entities and local municipalities with contractual maturities of less than one year from the date of purchase. All investments are classified as held to maturity and are carried at amortized cost which approximates fair value. Realized gains and losses, if any, are computed based on specific identification of the securities sold.

Property and Equipment
----------------------
Property and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred; renewals and betterments are capitalized. The cost of property and equipment is depreciated over the estimated useful lives of the related assets using the straight-line method. The estimated useful lives of property and equipment range from three to ten years.

PEO Service Fees and Worksite Employee Payroll Costs
----------------------------------------------------
The Company accounts for PEO service fees and the related direct payroll costs using the accrual method. Under the accrual method, PEO service fees are recognized as unbilled revenues and the related direct payroll costs are accrued as a liability during the period in which wages are earned by the worksite employee.

Reserve for Claims
------------------
Effective April 1, 1994, the Company began a workers' compensation policy whereby the Company was self-insured for all claims up to an aggregate stop loss amount. Accrued workers' compensation claims are based on an estimate of reported and unreported losses, net of amounts covered under the applicable insurance policy, for injuries occurring on or before the balance sheet date.

The loss estimates are based on several factors including the Company's current experience, relative health care costs, regional influences and other factors. While estimated losses may not be paid for several years, an accrual for the estimated value of outstanding claims is maintained with changes in the accrual reflected as a component of direct costs in the period of the change. Estimates are based on actuarial amounts. These estimates are continually reviewed and any adjustments are reflected in operations as they become known, and are subject to material change.

Income Taxes
------------
The Company records the amount of taxes payable or refundable currently or in future years for temporary differences between the consolidated financial statement basis and income tax basis based on the current enacted tax laws. Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements that will result in taxable or deductible amounts in future years. The Company's temporary differences result primarily from workers' compensation reserve for claims, depreciation and accrued worksite employee expenses.

Concentration of Credit Risk
----------------------------
Cash accounts potentially subject the Company to concentration of credit risk. The Company places its cash with high credit quality financial institutions. At December 31, 1996, there was approximately $300,000 in one bank in excess of the federally insured limit.

Use of Estimates
----------------
The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates. The most significant estimate made by the Company is for workers' compensation claim reserves.

Fair Value of Financial Instruments
-----------------------------------
The carrying amounts of financial instruments including cash and cash equivalents, restricted cash, receivables, accounts payable and accrued expenses approximated fair value as of December 31, 1995 and 1996, because of the relatively short maturity of these instruments.

Due to rates currently available to the Company for borrowings which are similar to terms on the remaining maturities, the fair value of existing borrowings approximates carrying value.

Reclassifications
-----------------
Certain   reclassifications   have  been  made  to  the  consolidated  financial
statements for the years ended December 31, 1994 and 1995 to conform with the 1996 presentation.


NOTE 2 - RESTRICTED CASH

At December 31, 1995 and 1996, investments with a carrying value of $1,226,915 and $1,017,877, respectively, are pledged as collateral under an outstanding letter-of-credit agreement with a bank. As of December 31, 1995 and 1996, no amounts were outstanding on the letter-of-credit.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                           December 31,
                                     -----------------------
                                       1995         1996
                                     ----------   ----------
     Computer equipment ..........   $ 158,151    $ 248,318
     Furniture and equipment .....      59,769       80,584
     Leasehold improvements ......      18,914       40,780
     Vehicle .....................      22,939         --
     Signs .......................       1,089        5,296
                                     ----------   ----------
                                       260,862      374,978

     Less accumulated depreciation     (80,910)    (126,793)
                                     ----------   ----------
                                     $ 179,952    $ 248,185
                                     ==========   ==========


NOTE 4 - LONG-TERM BORROWINGS

Borrowings at December 31, 1995 and 1996 are as follows:

                                           December 31,
                                     ----------   ----------
                                        1995         1996
                                     ----------   ----------
     Notes payable (unsecured) to
      a former shareholder .......   $  41,750    $    --

     Note payable (unsecured)
      for state unemployment
      taxes, maturing in 1998
      with monthly
      payments of $5,565 .........     207,647       55,489
                                     ----------   ----------
                                       249,397       55,489
     Less current maturities .....    (106,759)     (39,163)
                                     ----------   ----------
                                     $ 142,638    $  16,326
                                     ==========   ==========

The future maturities of long-term borrowings at December 31, 1996 are as follows:

         Year Ending December 31,

                     1997 ........   $  39,163
                     1998 ........      16,326
                                     ----------
                                     $  55,489
                                     ==========

NOTE 5 - INCOME TAXES

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the consolidated financial statements and tax basis of assets and liabilities using the enacted tax rates in effect for the year in which the differences are expected to reverse. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence are not expected to be realized.

The provision for federal and state income taxes consists of the following:

                                            Year Ended December 31,
                                     ----------------------------------
                                         1994       1995        1996
                                     ----------  ----------  ----------
          Current
               Federal ............. $ 165,758   $ 308,777   $    --
               State ...............     8,724      16,251        --
                                     ----------  ----------  ----------
                                       174,482     325,028        --
                                     ----------  ----------  ----------
          Deferred
               Federal .............  (127,917)   (527,093)   (492,278)
               State ...............    (6,733)    (27,741)    (25,909)
                                     ----------  ----------  ----------
                                      (134,650)   (554,834)   (518,187)
                                     ----------  ----------  ----------
                                     $  39,832   $(229,806)  $(518,187)
                                     ==========  ==========  ==========

The  net  current  and  long-term   deferred  tax  assets  in  the  accompanying
consolidated balance sheets include the following:

                                                            December 31,
                                                      ----------------------
                                                         1995        1996
                                                      ----------  ----------
     Current deferred tax asset:
          Allowance for doubtful accounts .........   $    --     $  39,240
          Accrued vacation ........................       7,018       8,175
          Accrued  bonus - officers ...............      47,088        --
          Reserve for workers' compensation claims.     559,455     696,661
          Net operating  losses ...................        --       142,826
          Accrued settlement fees .................      52,487      15,583
          Other ...................................        (149)      1,515
                                                      ----------  ----------
                                                      $ 665,899   $ 904,000
                                                      ==========  ==========
     Long-term deferred tax asset
          Reserve for workers' compensation claims.   $ 214,181   $ 539,227
          Depreciation ............................     (20,498)    (22,395)
          Accrued settlement fees .................      52,538        --
          Other ...................................      (3,072)      6,403
                                                      ----------  ----------
                                                      $ 243,149   $ 523,235
                                                      ==========  ==========

During 1996, the Company requested a change, for income tax purposes, in the method of accounting for its workers' compensation loss reserves. As a result, the Company recorded a deferred tax asset relating to the reserves and an increase in income taxes payable of approximately $300,000 and $775,000 as of December 31, 1994 and 1995, respectively. Under the provisions of the Internal Revenue Code (IRC), once the change is formally approved, the Company can amortize over three years the payment of taxes due for changes resulting in taxable income and can recognize currently deductions resulting from the change in method. The Company has classified as long-term those taxes resulting from this change which it expects to pay in more than one year.

During the years ended December 31, 1995 and 1996, the Company recognized a deferred tax benefit of approximately $0 and $142,826, respectively, from the utilization of net operating loss carryforwards. There are approximately $455,000 of net operating losses available for carryforward at December 31, 1996, which expire in 2009.

Realization of the above deferred tax assets is dependent on generating sufficient taxable income in the future to offset the deductible temporary differences generating the deferred tax assets. Although realization is not assured, management believes that it is more likely than not that all of the deferred tax asset will be realized. The amount of the deferred tax asset considered realizable, however, could be reduced if estimates of future taxable income are reduced.

The following is a reconciliation of income taxes at the federal statutory rate with income taxes recorded by the Company for the years ended December 31, 1994, 1995 and 1996.

                                                           December 31,
                                               ---------------------------------
                                                  1994        1995       1996
                                              ----------  ----------  ----------
Computed income taxes at statutory rate 34% ..$ 31,932 $(267,530) $(452,670) State income taxes, net of federal
 income tax benefit ..........................    3,099     (25,966)    (43,935)
Other ........................................    4,801      63,690     (21,582)
                                              ----------  ----------  ----------
                                              $  39,832   $(229,806)  $(518,187)
                                              ==========  ==========  ==========

NOTE 6 - OPERATING LEASES

The Company leases various office facilities under operating leases. Rental expense relating to all operating leases was $46,135, $114,088 and $132,156 in 1994, 1995 and 1996, respectively. At December 31, 1996, future minimum rental payments under noncancelable operating leases are as follows:

         Year Ending December 31,

                     1997 ......$ 113,465
                     1998 ......   66,089
                     1999 ......   23,740
                                ----------
                                $ 203,294
                                ==========

NOTE 7 - CONTINGENCIES

The Company is a defendant in various lawsuits and claims arising in the normal course of business. Management believes it has valid defenses in these cases and is defending them vigorously. While the results of litigation cannot be predicted with certainty, management believes, based on the advice of the Company counsel, the final outcome of such litigation will not have a material adverse effect on the Company's consolidated financial position or results of operations. As of December 31, 1995 and 1996, the Company had accrued all amounts deemed to be probable losses.

During 1996, the Company was notified by the Internal Revenue Service of an audit of its 1994 federal income tax return. It is uncertain as to the outcome of the audit, accordingly, no amount has been accrued in the financial statements for any potential additional tax liability or penalties arising from the audit.


NOTE 8 - PROFIT-SHARING PLAN

The Company adopted a 401(K) plan in 1996. Under this plan, all employees are eligible to participate in the 401(K) plan following their first anniversary of employment on specified entry dates and upon attaining age 21.

Employees may contribute through salary reductions up to 15% of their compensation subject to certain Internal Revenue Service limitations. The Company may make discretionary matching contributions for each participant. Employee contributions are 100% vested. Employer contributions become vested as follows:

                                                                 Percent of
                                                               Nonforfeitable
     Years of Service                                             Interest
     ----------------                                          --------------
     Less than 3 ...............................................     0%
         3 .....................................................    20%
         4 .....................................................    40%
         5 .....................................................    60%
         6 .....................................................    80%
     7 or more .................................................   100%

The Company did not make a matching contribution during 1996.


NOTE 9 - RELATED PARTY TRANSACTIONS

Due from  Affiliates
-------------------
The Company has made advances to and paid various expenses on behalf of officers of the Company totaling $86,228 and $126,362 at December 31, 1995 and 1996, respectively. Principal and interest, at 5% per annum, are due January 7, 1998.

Owners' Compensation
--------------------
The Company pays a management fee to a company wholly owned by the Company's stockholders. During the years ended December 31, 1994, 1995, and 1996, management fees paid to the related company totaled $378,488, $615,000 and $513,971, respectively.

Other
-----
The Company has an employment agreement with a minority shareholder of a subsidiary for five years, renewable annually, with compensation of $41,600 per year, plus a bonus of $3,000 per quarter for any quarter with a net profit of greater than $3,000. In addition, the minority owner was granted first right of refusal on the sale of the majority owner's stock.

The Company leases office space and equipment from a minority owner of a subsidiary. Rent expense in 1994, 1995 and 1996 was $5,740, $28,488 and $31,817,
respectively.

The Company also leases furniture from an owner of the Company under a month-to-month lease. Rent expense was $6,000 in 1994, 1995, and 1996.


NOTE 10 - SUBSEQUENT EVENT

Effective January 7, 1997, the Company entered into a merger agreement with The Vincam Group, Inc. (Vincam) (a Florida corporation) whereby the Company merged with a wholly owned subsidiary of Vincam. The merger has been accounted for as a pooling of interests. Following the merger, the Company became a wholly owned subsidiary of Vincam. The 200 issued and outstanding shares of common stock of the Company were exchanged for 500,000 shares of Vincam's common stock, $.001 par value.

In conjunction with this pooling of interests, the 24,500 shares of common stock owned by the minority shareholder in Staff Administrators of Western Colorado, Inc. were exchanged for 20,000 shares of Vincam's common stock, $.001 par value.

POOLED COMBINED PRO FORMA FINANCIAL INFORMATION (UNADITED):

The following unaudited pro forma statments of income of The Vincam Group, Inc. (Vincam) and Staff Administrators, Inc. (SAI) for the years ended December 31, 1994, 1995 and 1996, are presented as if the acquisition had ocurred on January 1, 1994.

The pro forma data is presented for informational purposes only and may not be indicative of the future results of operations of financial position of Vincam, or what the results of operations or finacial position of Vincam would have been had the acquisition occurred on the date set forth.

These pooled combined pro forma financial information should be read in conjuction with the historical financial statements and notes thereto of SAI, included herein, and Vincam as incorporated herein by referece.

The unaudited pro forma financial information is derived from historical financial statements of Vincam and SAI. The pooled combined pro forma balance sheet combines Vincam's and SAI's December 31, 1996 balance sheets. The pooled combined pro forma statements of income combine Vincam's statement of income for the years ended December 31, 1994, 1995 and 1996, as included in Vincam's Form 10-K (Commission File No. 0-28148), which is hereby incorporated by reference, with SAI's historical statements of operations for the years ended December 31, 1994, 1995 and 1996, included elsewhere herein.


                             THE VINCAM GROUP, INC.
                     POOLED COMBINED PRO FROMA BALANCE SHEET

                                                                                     DECEMBER 31, 1996
                                                             ------------------------------------------------------------------
                                                                                                                      POOLED
                                                                                                                     COMBINED
                                                                                                  PRO FORMA          PRO FORMA
                                                                VINCAM             SAI           ADJUSTMENTS       BALANCE SHEET
                                                             ------------      ------------      ------------      -------------
                      ASSETS
CURRENT ASSETS:
    Cash and cash equivalents ............................   $16,021,548       $   352,740                         $16,374,288
    Restricted cash ......................................     1,314,040         1,017,877                           2,331,917
    Investments ..........................................         --              149,626                             149,626
    Accounts receivable ..................................    19,823,352         2,288,404                          22,111,756
    Due from affiliates ..................................       109,565           126,362                             235,927
    Deferred taxes .......................................       553,280           904,000                           1,457,280
    Reinsurance recoverable ..............................     1,728,000             --                              1,728,000
    Prepaid workers' compensation insurance premium ......     5,483,972             --                              5,483,972
    Prepaid expenses and other current assets ............       740,166            43,993                             784,159
                                                             ------------      ------------     -------------      ------------
           Total current assets ..........................    45,773,923         4,883,002                          50,656,925

    Property and equipment, net ..........................     3,916,411           248,185                           4,164,596
    Deferred taxes .......................................       105,391           523,235      $     (5,137)E         623,489
    Reinsurance recoverable ..............................     1,472,000             --                              1,472,000
    Client contracts and other assets, net of accumulated
       amortization of $79,306 ...........................     1,616,881            69,295           301,848 A       1,988,024
    Goodwill, net of accumulated amortization of $86,895 .     4,791,836             --              566,641 A       5,358,477
                                                             ------------      ------------     -------------      ------------
                                                             $57,676,442       $ 5,723,717      $    863,352       $64,263,511
                                                             ============      ============     =============      ============
       LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

CURRENT LIABILITIES:
    Accounts payable and accrued expenses ................    $1,856,715       $ 1,549,918                         $ 3,406,633
    Accrued salaries, wages and payroll taxes ............    12,939,969         2,424,395                          15,364,364
    Amounts due under acquisition agreement ..............     2,623,437             --                              2,623,437
    Reserve for claims ...................................     3,309,631         1,775,385                           5,085,016
    Income taxes payable .................................       953,426           354,150      $    (19,687)E       1,287,889
    Current portion of long term borrowings ..............        50,004            39,163                              89,167
    Deferred compensation, due principally to stockholders       242,013             --                                242,013
    Deferred gain  .......................................       323,157             --                                323,157
                                                             ------------      ------------     -------------      ------------
           Total current liabilities .....................    22,298,352         6,143,011           (19,687)       28,421,676

Long term borrowings, less current portion ...............       791,557            16,326                             807,883
Reserve for claims .......................................     1,472,000         1,374,188                           2,846,188
Income taxes payable .....................................       672,818              --                               672,818
Deferred compensation, due principally to stockholders ...        41,200              --                                41,200
Deferred gain ............................................       275,275              --                               275,275
Other liabilities ........................................        45,338              --                                45,338
                                                             ------------      ------------     -------------      ------------
           Total liabilities .............................    25,596,540         7,533,525           (19,687)       33,110,378
                                                             ------------      ------------     -------------      ------------
Commitments and contingencies ............................         --                --                                   --
                                                             ------------      ------------     -------------      ------------
Stockholders' (deficit) equity:
    Common stock, $.001 par value, 60,000,000 shares
       authorized, 8,554,148 shares issued and 8,533,332
       outstanding .......................................         8,013               200               320 B           8,533
    Additional paid in capital ...........................    33,241,867             --              868,169 C      34,110,036
    Accumulated deficit ..................................    (1,169,978)       (1,810,008)           14,550 E      (2,965,436)
                                                            -------------      ------------     -------------      ------------
           Total stockholders' (deficit) equity...........    32,079,902        (1,809,808)          883,039        31,153,133
                                                            -------------      ------------     -------------      ------------
                                                             $57,676,442       $ 5,723,717      $    863,352       $64,263,511
                                                            =============      ============     =============      ============

      The accompanying notes are an integral part of these pooled combined pro forma financial information.


                             THE VINCAM GROUP, INC.
                POOLED COMBINED CONSOLIDATED STATEMENTS OF INCOME

                                                                                     DECEMBER 31, 1996
                                                             ------------------------------------------------------------------
                                                                                                                      POOLED
                                                                                                                     COMBINED
                                                                                                   PRO FORMA         PRO FORMA
                                                                VINCAM             SAI            ADJUSTMENTS     INCOME STATEMENT
                                                             -------------     -------------     -------------     -------------
Revenues .................................................   $395,619,538      $ 77,975,919                        $473,595,457
                                                             -------------     -------------     -------------     -------------

Direct costs:
  Salaries, wages and employment
   taxes of worksite employees ...........................    347,253,311        70,464,960                         417,718,271

  Health care and workers'
   compensation ..........................................     18,909,125         3,952,049                          22,861,174

  State unemployment taxes and
   other .................................................      3,873,906           346,727                           4,220,633
                                                             -------------     -------------     -------------     -------------

Total direct costs .......................................    370,036,342        74,763,736                         444,800,078
                                                             -------------     -------------     -------------     -------------

Gross profit .............................................     25,583,196         3,212,183                          28,795,379
                                                             -------------     -------------     -------------     -------------

Operating expenses:

     Administrative personnel ............................     11,580,072         1,461,023                          13,041,095

     Other general and administrative ....................      4,748,231         1,919,920                           6,668,151

     Sales and marketing .................................      3,370,773         1,163,341                           4,534,114

     Provision for doubtful accounts .....................        334,300           100,000                             434,300

     Depreciation and amortization .......................        747,389            57,942      $     42,790 D         848,121
                                                             -------------     -------------     -------------     -------------

         Total operating expenses ........................     20,780,765         4,702,226            42,790        25,525,781
                                                             -------------     -------------     -------------     -------------

Operating income .........................................      4,802,431        (1,490,043)          (42,790)        3,269,598

Interest (expense) income, net ...........................        618,045            78,662                             696,707
                                                             -------------     -------------     -------------     -------------

Income before taxes ......................................      5,420,476        (1,411,381)          (42,790)        3,966,305

(Provision for) benefit from income taxes ................     (1,834,500)          518,187            14,550 E      (1,301,763)
                                                             -------------     -------------     -------------     -------------

Net income (loss) ........................................   $  3,585,976      $   (893,194)     $    (28,240)     $  2,664,542
                                                             =============     =============     =============     =============

Net income per common and common
     equivalent share ....................................   $       0.46                                          $       0.32
                                                             =============                                         =============
Weighted average number of shares
     outstanding used in earnings per
     share calculation ...................................      7,810,811                                             8,330,811
                                                             =============                                         =============


      The accompanying notes are an integral part of these pooled combined pro forma financial information.


                             THE VINCAM GROUP, INC.
                POOLED COMBINED CONSOLIDATED STATEMENTS OF INCOME

                                                                                     DECEMBER 31, 1995
                                                             ------------------------------------------------------------------
                                                                                                                      POOLED
                                                                                                                     COMBINED
                                                                                                   PRO FORMA         PRO FORMA
                                                                VINCAM             SAI            ADJUSTMENTS    INCOME STATEMENT
                                                             -------------     -------------     -------------     -------------
Revenues .................................................   $239,407,710      $ 55,824,216                        $295,231,926
                                                             -------------     -------------     -------------     -------------

Direct costs:
  Salaries, wages and employment
   taxes of worksite employees ...........................    212,478,971        49,707,987                         262,186,958

  Health care and workers'
   compensation ..........................................     12,339,677         2,991,211                          15,330,888

  State unemployment taxes and
   other .................................................      1,646,250           410,574                           2,056,824
                                                             -------------     -------------     -------------     -------------

Total direct costs .......................................    226,464,898        53,109,772                         279,574,670
                                                             -------------     -------------     -------------     -------------

Gross profit .............................................     12,942,812         2,714,444                          15,657,256
                                                             -------------     -------------     -------------     -------------

Operating expenses:

     Administrative personnel ............................      6,267,921         1,303,912                           7,571,833

     Other general and administrative ....................      3,207,004         1,523,289                           4,730,293

     Sales and marketing .................................      1,724,361           717,229                           2,441,590

     Provision for doubtful accounts .....................        165,000            24,090                             189,090

     Depreciation and amortization .......................        337,837            37,241      $     42,790 D         417,868
                                                             -------------     -------------     -------------     -------------

         Total operating expenses ........................     11,702,123         3,605,761            42,790        15,350,674
                                                             -------------     -------------     -------------     -------------

Operating income .........................................      1,240,689          (891,317)          (42,790)          306,582

Interest (expense) income, net ...........................         38,371           104,463                             142,834
                                                             -------------     -------------     -------------     -------------

Income before taxes ......................................      1,279,060          (786,854)          (42,790)          449,416

(Provision for) benefit from income taxes ................       (469,223)          229,806            14,550 E        (224,867)
                                                             -------------     -------------     -------------     -------------

Net income (loss) ........................................   $    809,837      $   (557,048)     $    (28,240)     $    224,549
                                                             =============     =============     =============     =============

Net income per common and common
     equivalent share ....................................   $       0.13                                          $       0.03
                                                             =============                                         =============
Weighted average number of shares
     outstanding used in earnings per
     share calculation ...................................      6,474,018                                             6,994,018
                                                             =============                                         =============


      The accompanying notes are an integral part of these pooled combined pro forma financial information.


                             THE VINCAM GROUP, INC.
                POOLED COMBINED CONSOLIDATED STATEMENTS OF INCOME

                                                                                     DECEMBER 31, 1994
                                                             ------------------------------------------------------------------
                                                                                                                      POOLED
                                                                                                                     COMBINED
                                                                                                   PRO FORMA         PRO FORMA
                                                                VINCAM             SAI            ADJUSTMENTS    INCOME STATEMENT
                                                             -------------     -------------     -------------     -------------
Revenues .................................................   $191,532,568      $ 33,310,475                        $224,843,043
                                                             -------------     -------------     -------------     -------------

Direct costs:
  Salaries, wages and employment
   taxes of worksite employees ...........................    168,873,997        29,288,492                         198,162,489

  Health care and workers'
   compensation ..........................................     10,348,787         1,864,096                          12,212,883

  State unemployment taxes and
   other .................................................      1,594,831           316,903                           1,911,734
                                                             -------------     -------------     -------------     -------------

Total direct costs .......................................    180,817,615        31,469,491                         212,287,106
                                                             -------------     -------------     -------------     -------------

Gross profit .............................................     10,714,953         1,840,984                          12,555,937
                                                             -------------     -------------     -------------     -------------

Operating expenses:

     Administrative personnel ............................      3,998,504           665,094                           4,663,598

     Other general and administrative ....................      2,343,131           814,540                           3,157,671

     Sales and marketing .................................      1,376,383           274,302                           1,650,685

     Provision for doubtful accounts .....................         40,000             --                                 40,000

     Depreciation and amortization .......................        204,911            13,066      $     42,790 D         260,767
                                                             -------------     -------------     -------------     -------------

         Total operating expenses ........................      7,962,929         1,767,002            42,790         9,772,721
                                                             -------------     -------------     -------------     -------------

Operating income .........................................      2,752,024            73,982           (42,790)        2,783,216

Interest (expense) income, net ...........................        (19,025)           19,936                                 911
                                                             -------------     -------------     -------------     -------------

Income before taxes ......................................      2,732,999            93,918           (42,790)        2,784,127

(Provision for) benefit from income taxes ................       (933,049)          (39,832)           14,550          (958,331)
                                                             -------------     -------------     -------------     -------------

Net income ...............................................   $  1,799,950      $     54,086      $    (28,240)     $  1,825,796
                                                             =============     =============     =============     =============

Net income per common and common
     equivalent share ....................................   $       0.27                                          $       0.25
                                                             =============                                         =============
Weighted average number of shares
     outstanding used in earnings per
     share calculation ...................................      6,709,657                                             7,229,657
                                                             =============                                         =============


      The accompanying notes are an integral part of these pooled combined pro forma financial information.

NOTES TO UNAUDITED POOLED COMBINED PRO FORMA FINANCIAL INFORMATION
------------------------------------------------------------------

A To reflect the purchase of 49% minority interest of a subsidiary of SAI in exchage for 20,000 shares of the Company's common stock, in a transaction accounted for as a purchase. The fair value of the assets acquired and liabilities assumed, and the consideration paid were as follows:

     Fair value of net assets acquired:
     Client contracts                                $  301,848
     Accounts receivable                             $  220,643
     Property and equipment                              36,807
                                                     -----------
     Fair value of non-cash assets acquired             559,298
                                                     -----------
     Accounts payable                                     8,938
     Accrued salaries, wages and payroll taxes          240,630
     Other libilities                                   140,624
                                                     -----------
     Fair value of liabilities assumed                  390,192
                                                     -----------
     Net assets acquired, excluding cash                169,106
     Cash acquired                                      124,253
                                                     -----------
     Net assets acquired                             $  293,359
                                                     ===========

     Purchase price (20,000 shares x $43.00)         $  860,000
                                                     ===========

     The following is a reconciliation of the purchase price to the excess of costs associated with the acquisition over the estimated fair value of the net liabilities assumed allocated to goodwill, which is amortized in a period of 25 years:

     Purchase price                                  $  860,000
     Net assets acquried                                293,359
                                                     -----------
     Amount allocated to goodwill                    $  566,641
                                                     ===========

B To eliminate the stated value of SAI common stock of $200 and to reflect the issuance of 520,000 shares of Vincam's common stock in connection with the acquisition of all of the equity in SAI and its subsidiaries.

C To reflect the excess of the par value in connection with the issuance of 20,000 shares of Vincam's common stock, in a transaction accounted for as a purchase and described in A above, in connection with the acquisition of 49% minority interest of a subsidiary of SAI.

D To reflect the amortization of the client contracts and goodwill recorded in connection with the acquisition of 49% minority interest in a SAI subsidiary. Client contracts is amortized using the straight line basis of accounting over a period of 15 years. Goodwill is amortized using the straight line basis of accounting over a period of 25 years.

E To reflect tax effect on the amortization of goodwill and the related deferred tax effect due to the different amortization periods used for tax and book purposes.

                             THE VINCAM GROUP, INC.
                                  EXHIBIT INDEX

     Exhibit
       No.
    ---------

       23      Consent of Ehrhardt Keefe Steiner & Hottman PC

                                                                      EXHIBIT 23


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-08003) of The Vincam Group, Inc. of our report dated January 31, 1997, which appears on page F-1 of The Vincam Group, Inc.'s Amendment No.1 to the Current Report on Form 8-K dated January 7, 1997, (Commission File No. 0-28148), relating to the financial statements of Staff Administrators, Inc. for each of the three years in the period ended December 31, 1996.


/s/ EHRHARDT KEEFE STEINER & HOTTMAN PC
---------------------------------------
Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado
March 14, 1997